Corning Natural Gas Holding Corporation to Buyout JV Interest of Mirabito Regulated Industries in Leatherstocking Gas and Leatherstocking Pipeline

CORNING, NY (January 9, 2020) – Corning Natural Gas Holding Corporation (OTC: CNIG) announced the signing of a term sheet to purchase Mirabito Regulated Industries’ 50% ownership interest in Leatherstocking Gas Company and Leatherstocking Pipeline Company. When this purchase is completed, subject to Pennsylvania regulatory approval, Corning Natural Gas will own 100% of Leatherstocking’s Pennsylvania assets. A new joint venture owned equally by Corning Natural Gas Holding Corporation and Mirabito Regulated Industries will own Leatherstocking’s New York State assets.

CEO Mike German stated, “The company believes this purchase will enhance our subsidiary holdings and allow for further system growth in our Pennsylvania franchise territories. It will also reduce administrative overhead and streamline management of our utility subsidiaries.”

Corning Natural Gas Holding Corporation provides natural gas and electric service to customers in New York and Pennsylvania through its operating subsidiaries Corning Natural Gas, Pike County Light & Power, and Leatherstocking Gas Company, a 50% JV with Mirabito Regulated Industries.

From time-to-time, Corning Natural Gas Holding Corporation may produce forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, Corning Natural Gas Holding Corporation notes that a variety of factors could cause actual results and experiences to differ materially from anticipated results or other expectations expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements.

Contact: Julie Lewis / 607-936-3755